UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

On January 18, 2019, Restoration Robotics, Inc. (the “Company”) received a letter from the listing qualifications department of the Nasdaq Stock Market (“Nasdaq”) indicating that for 30 consecutive business days the Company did not maintain a minimum Market Value of its Listed Securities (“MVLS”) of $50,000,000 as required by Nasdaq Listing Rule 5450(b)(2)(A). The Notification Letter also stated that the Company did not meet the alternative requirements under Nasdaq Listing Rule 5450(b)(3)(A).

In accordance with listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 17, 2019, to regain compliance with the minimum MVLS rule. To regain compliance, the MVLS of the Company’s common stock must be at least $50,000,000 for a minimum of ten consecutive business days before July 17, 2019. If at any time during the compliance period the Company’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed.

Alternatively, the Company may be eligible to transfer to the Nasdaq Capital Market, which requires a minimum MVLS of $35,000,000 provided that it meets the other initial listing standards of the Nasdaq Capital Market. In the event the Company receives notice that its common stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: January 25, 2019	By:	/s/ Ryan Rhodes
Ryan Rhodes
President, Chief Executive Officer